United States Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended May 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$252,690,680
Unrealized Gain (Loss) on Market Value of Futures	426,317,390
Interest Income	506,676
ETF Transaction Fees	34,000
Total Income (Loss)	$679,548,746

Expenses
Investment Advisory Fee	$1,101,315
Brokerage Commissions	299,629
Tax Reporting Fees	265,205
SEC & FINRA Registration Expense	179,800
Legal Fees	173,453
NYMEX License Fee	59,214
Non-interested Directors' Fees and Expenses	16,427
Audit Fees	13,589
Prepaid Insurance Expense	9,821
Total Expenses	$2,118,453
Net Gain (Loss)	$677,430,293

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/09	$2,929,435,039
Additions (1,700,000 Units)	54,270,599
Withdrawals (28,900,000 Units)	(937,998,519)
Net Gain (Loss)	677,430,293

Net Asset Value End of Period	$2,723,137,412
Net Asset Value Per Unit (75,000,000 Units)	$36.31

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502